SECOND AMENDMENT TO CREDIT AND SECURITY AGREEMENT

This Second Amendment to Credit and Security Agreement (this “Second Amendment”), dated as of October 18, 2011, is made by and among COMMAND SECURITY CORPORATION, a New York corporation (“CSC” or “Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, acting through its Wells Fargo Business Credit operating division (the “Lender”).

WITNESSETH:

WHEREAS, the Borrower and the Lender are parties to a certain Credit and Security Agreement dated as of February 12, 2009 (as amended by that certain Amendment to Credit And Security Agreement dated as of December 1, 2009 and as further amended and in effect, the “Credit Agreement”);

WHEREAS, on or about December 31, 2009, three of the four entities that constituted the “Borrower” under the Credit Agreement, Command Security Services, Inc., Strategic Security Services, Inc. and Rodgers Police Patrol, Inc., merged with and into the fourth “Borrower” under the Credit Agreement, CSC, with CSC constituting the surviving legal entity, subject to the corrective corporate compliance actions to be taken by Borrower as further described herein; and

WHEREAS, the Borrower and the Lender have agreed to modify and amend certain terms and conditions of the Credit Agreement, all as provided herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, it is agreed as follows:

1.	Defined Terms. Capitalized terms used in this Second Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

2.	Amendment to Preamble. The definition of “Borrower” contained in the Preamble to the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

““Borrower” means Command Security Corporation, a New York corporation.”

3.	Amendment to Section 1. The provisions of Section 1 of the Credit Agreement are hereby amended as follows:

(a)	Section 1.1(b) of the Credit Agreement is hereby amended by deleting “February 12, 2012” and by substituting “October 18, 2016” in its stead.

(b)	Section 1.3(a)(i) of the Credit Agreement is hereby deleted in its entirety and the following is hereby substituted in its stead:

“(i)   Advances upon Borrower’s Request.  Advances may be funded upon Lead Borrower’s request.  No request will be deemed received until Wells Fargo acknowledges receipt, and Lead Borrower, if requested by Wells Fargo, confirms the request in an Authenticated Record.  Borrower shall repay all Advances to Borrower, even if the Person requesting the Advance on behalf of Borrower lacked authorization.  If Borrower wants an Advance, Lead Borrower shall make the request no later than 11:59 a.m. Eastern Time on the Business Day on which Borrower wants the Advance to be funded, which request shall specify both the principal Advance amount and Interest Period being requested.  No more than 3 separate LIBOR Advance Interest Periods may be outstanding at any time.  Each LIBOR Advance shall be in multiples of $500,000 and in the minimum amount of at least $500,000.  Advances shall not be available during Default Periods.”

(c)	Section 1.3(b) of the Credit Agreement is hereby amended by deleting “Base Rate Advance” wherever it appears therein and by substituting “Advance” in its stead.

(d)	Section 1.3A(a) of the Credit Agreement is hereby amended by deleting “for three or six month periods” and by substituting “for one or three month periods” in its stead.

(e)	Section 1.3A(b) of the Credit Agreement is hereby deleted in its entirety and the following is hereby substituted in its stead:

“(b)	Reserved.”

(f)	Section 1.3A(c) of the Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety.

(g)	Section 1.3A(d) of the Credit Agreement is hereby amended by deleting “or the conversion of a Base Rate Advance to a LIBOR Advance” where it appears therein.

(h)	Section 1.4(c) of the Credit Agreement is hereby amended by deleting “Base Rate Advances” where it appears therein and by substituting “Advances” in its stead.

(i)	Section 1.5(a) of the Credit Agreement is hereby deleted in its entirety and the following is hereby substituted in its stead:

“(a)  Interest Rate Applicable to Line of Credit.  Except as otherwise provided in this Agreement, the unpaid principal amount of each Advance evidenced by the Revolving Note shall accrue interest at an annual interest rate calculated as follows:

LIBOR Advance Rate for One or Three Month Interest Periods

Advances = LIBOR plus the LIBOR Advance Rate Applicable Margin (the “LIBOR Advance Rate”).”

(j)	Section 1.6(b) of the Credit Agreement is hereby amended by deleting “fifteen one-hundredths of one percent (0.15%)” therein and by substituting “one quarter of one percent (0.25%)” in its stead.

(k)	Section 1.6(c) of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

“(c)  Collateral Exam Fees.  Borrower shall pay Wells Fargo fees in connection with any collateral exams, audits or inspections (“Field Exams”) conducted by or on behalf of Wells Fargo, at the current rates established from time to time by Wells Fargo for its customers generally as its collateral exam fees (which fees are currently $1,000.00 per each 8 hour day per collateral examiner (whether the Field Exam shall have been conducted by a Wells Fargo employee or a third party contractor), together with all actual out-of-pocket costs and expenses (which may include the expenses, but no fees of any third party contractor other than the foregoing $1,000.00 daily fee) incurred in conducting any Field Exam; provided, however, that so long as no Event of Default shall have occurred and be continuing, Borrower shall not be obligated to reimburse Wells Fargo for more than two (2) Field Exams during any calendar year; and provided further that Borrower shall not be obligated to pay fees for Field Exams in any calendar year in excess of $15,000.00 plus actual out-of-pocket costs and expenses incurred in conducting any Field Exam.”

(l)	Section 1.6(f) of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

“(f)	Reserved.”

(m)	Section 1.7(a) of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

“(a)  Interest Payments and Interest Accrual.  Interest accruing on any LIBOR Advance shall be due and payable on the last day of the applicable Interest Period and on the Termination Date; provided, however, for Interest Periods in excess of one month, interest shall nevertheless be due and payable monthly on the last day of each month, and on the last day of the Interest Period.”

4.	Amendment to Section 5. The provisions of Section 5 of the Credit Agreement are hereby amended as follows:

(a)	Section 5.2(c) of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

“(c)  Capital Expenditures.  Borrower shall not incur or contract to incur Capital Expenditures of more than $1,000,000 in the aggregate during any fiscal year, or more than $250,000 in any one transaction.”

(b)	Section 5.7 of the Credit Agreement is hereby deleted in its entirety and the following substituted in its stead:

“5.7  Dividends and Distributions.  Borrower shall not declare or pay any dividends (other than dividends payable solely in stock of Borrower) on any class of its stock, or make any payment on account of the purchase, redemption or retirement of any shares of its stock, or other securities or evidence of its indebtedness or make any distribution regarding its stock, either directly or indirectly, except as follows:

    (a)  Borrower may declare and pay dividends in the ordinary course of its business with respect to its Series A Convertible Preferred Stock, provided that (i) the aggregate amount of such dividends does not exceed in any fiscal quarter $41,000 and (ii) immediately before and after giving effect to the making of such dividend (A) no Event of Default shall have occurred and be continuing, and (B) Borrower shall have at least $500,000 in availability immediately before and after giving effect to the making of each such dividend; and

    (b)  Borrower may repurchase its common stock (or, in the alternative, complete a reverse stock split) provided that (i) the amount of such repurchase or reverse stock split does not exceed $2,000,000 in the aggregate, and (ii) immediately before and after giving effect to such repurchase or reverse stock split (A) no Event of Default shall have occurred and be continuing, and (B) Borrower shall have at least $3,000,000 in availability immediately before and after giving effect to such repurchase or reverse stock split together with all undisputed trade payables which are more than 60 days past due or 90 days past invoice date.”

(c)	Section 5.1 of the Credit Agreement is hereby amended to add a new subsection (q), which shall provide as follows:

    “(q)  Temporary Reinstatement of Command Security Services, Inc.  Wells Fargo and the Borrower acknowledge and agree that the Borrower intends to cause to return to existence on a temporary basis (the “De-Merger”) its former subsidiary, Command Security Services, Inc., a New York corporation (“CSS”), and to thereafter file or cause to be filed with the New York Department of State (i) a Certificate of Merger providing for the merger of (A) Strategic Security Services, Inc., formerly a California corporation (“SSS”) and (B) Rodgers Police Patrol, Inc. (“RPP”), formerly a California corporation, each of which were merged out of existence under California law on December 29, 2009, with and into CSS and (ii) as soon as practicable thereafter, file or cause to be filed with the New York Department of State a Certificate of Merger providing for the merger of CSS with and into the Borrower.  In the event that CSS remains to exist as a New York corporation (or as any other legal entity under the laws of any jurisdiction) for more than two Business Days following the De-Merger, the Borrower shall cause CSS to become a “Borrower” hereunder.”

5.	Amendments to Exhibit A. Exhibit A of the Credit Agreement is hereby amended as follows:

(a)	The definitions of “Base Rate”, “Base Rate Advance”, “Prime Rate” and “Prime Rate Applicable Margin” are hereby deleted in their entirety.

(b)	The following new definition is hereby added to Exhibit A of the Credit Agreement in its correct alphabetical order:

i.
““Daily Three Month LIBOR” means, for any day, the rate of interest equal to the LIBOR then in effect for delivery for a three (3) month period.  Each change in the interest rate shall become effective each Business Day that Wells Fargo determines that Daily Three Month LIBOR has changed.”

(c)	The definition of “Base LIBOR” within the definition of “LIBOR” is hereby deleted in its entirety and the following substituted in its stead:

““Base LIBOR” means the rate per annum for United States dollar deposits quoted by Wells Fargo for the purpose of calculating the effective rate for loans making reference to Daily Three Month LIBOR as the Inter-Bank Market Offered Rate in effect from time to time for three (3) month delivery of funds in amounts approximately equal to the principal amount of such loans.  Borrower understands and agrees that Wells Fargo may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Wells Fargo in its discretion deems appropriate including the rate offered for U.S. dollar deposits on the London Inter-Bank Market.”

(d)	The definition of “Eligible Billed Accounts” is hereby amended by deleting clause (m) thereof in its entirety and by substituting the following in its stead:

“(m)  Accounts owed by an account debtor, regardless of whether otherwise eligible, to the extent that the aggregate balance of such Accounts exceeds 20% of the aggregate amount of all Eligible Accounts,  provided that (i) Federal Express  may owe up to 30% of the aggregate amount of all Eligible Accounts, (ii) United Parcel Service of America, Inc. may owe up to 25% of the aggregate amount of all Eligible Accounts, and (iii) in the event Delta and Northwest merge or otherwise consolidate into one Person, the surviving Person of such merger or other consolidation may owe up to 25% of the aggregate amount of all Eligible Accounts;”

(e)	The definition of “Interest Period” is hereby amended by deleting “or on which a Base Rate Advance is converted to a LIBOR Advance” where it appears therein.

(f)	The definition of “LIBOR Advance Rate Applicable Margin” is hereby deleted in its entirety and the following substituted in its stead:

““LIBOR Advance Rate Applicable Margin” means one and three-quarters percent (1.75%) per annum, subject to the provisions of Section 1.5(a).

6.
Ratification of Loan Documents.  Except as provided for herein, all terms and conditions of the Credit Agreement and the other Loan Documents remain in full force and effect. Borrower hereby ratifies, confirms, and reaffirms all representations, warranties, and covenants contained therein and acknowledges and agrees that the Obligations, as modified hereby, are and continue to be secured by the Collateral.  Borrower warrants and represents to the Lender that as of the date hereof, no Event of Default has occurred and is continuing. Borrower acknowledges and agrees that Borrower does not have any offsets, defenses, or counterclaims against the Lender thereunder, and to the extent that any such offsets, defenses, or counterclaims may exist, Borrower hereby WAIVES and RELEASES the Lender therefrom.

7.	Conditions Precedent. This Second Amendment shall not be effective until each of the following conditions precedent has been fulfilled to the satisfaction of the Lender:

(a)
This Second Amendment shall have been duly executed and delivered by the respective parties thereto, and shall be in full force and effect and shall be in form and substance satisfactory to the Lender.

(b)	The Lender shall have received the documents, instruments and agreements as the Lender may reasonably require to effectuate this Second Amendment.

(c)
All action on the part of the Borrower necessary for the valid execution, delivery and performance by the Borrower of this Second Amendment shall have been duly and effectively taken and evidence thereof satisfactory to the Lender shall have been provided to the Lender.

(d)	The Borrower shall have paid to the Lender all other fees and expenses then due and owing pursuant to the Credit Agreement.

8.	Miscellaneous.

(a)
This Second Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument.

(b)
This Second Amendment expresses the entire understanding of the parties with respect to the transactions contemplated hereby.  No prior negotiations or discussions shall limit, modify, or otherwise affect the provisions hereof.

(c)
Any determination that any provision of this Second Amendment or any application hereof is invalid, illegal or unenforceable in any respect and in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality or enforceability of any other provisions of this Second Amendment.

(d)
The Borrower shall pay on demand all costs and expenses of the Lender, including, without limitation, reasonable attorneys’ fees in connection with the preparation, negotiation, execution and delivery of this Second Amendment.

(e)
The Borrower warrants and represents that the Borrower has consulted with independent legal counsel of the Borrower’s selection in connection with this Second Amendment and is not relying on any representations or warranties of the Lender or its counsel in entering into this Second Amendment.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, each party hereto has executed this Second Amendment as a sealed instrument under the laws of the Commonwealth of Massachusetts through its authorized officer as of the date set forth above.

BORROWER:

COMMAND SECURITY CORPORATION

By: /s/ Barry I. Regenstein
Name: Barry I. Regenstein
Title: President

LENDER:

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By: /s/ Jeffrey Giunta
Name: Jeffrey Giunta
Title: Authorized Signatory

Signature Page to Amendment to Credit Agreement